UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2008

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 14, 2008, Spansion Inc. (the “Company”) entered into amendments to the Amended and Restated Foundry Agreement with Fujitsu Limited (“Fujitsu”) effective as of September 28, 2006 (the “Foundry Agreement”), filed as Exhibit 10.74 to the Company’s Quarterly Report on Form 10-Q for the quarter ended October 1, 2006. The amendments consist of Amendment No. 1, dated as of July 14, 2008, between the Company and Fujitsu (“Amendment No. 1”); and a letter agreement, dated as of July 14, 2008, between the Company and Fujitsu (the “Letter Agreement”) (collectively, the “Amendments”), which provide as follows:

•

Amendment No. 1 to the Foundry Agreement sets forth the Subsequent Period Commitment and Subsequent Period Price (each as defined in the Foundry Agreement), for each of the third and fourth quarters of fiscal 2008; and

•

The Letter Agreement (i) defers certain payments due under the Foundry Agreement, (ii) provides a right of offset with respect to such deferred payments under the Foundry Agreement and certain other existing agreements between the parties, and (iii) provides both parties with a permanent right of offset under all existing and future agreements between the parties.

The Company considers Fujitsu to be a related party because Fujitsu holds more than ten percent of the Company’s outstanding common stock and is the holder of the Company’s sole outstanding share of Class C Common Stock, which gives Fujitsu the right to appoint a director to the Company’s Board of Directors. The Company’s relationship and transactions with Fujitsu are described in the Company’s Proxy Statement, which was filed with the SEC on April 4, 2008.

The preceding description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2008.

Item 8.01	Other Events.

The Company announced that on July 18, 2008 the Company’s Board of Directors appointed David K. Chao to its Audit Committee. Mr. Chao has been a member of the Company’s Board of Directors since December 2005 and previously served on the Audit Committee. In addition to serving on the Audit Committee, Mr. Chao will continue serving as a member of the Finance Committee of the Company’s Board of Directors. With Mr. Chao’s appointment to the Audit Committee, on July 22, 2008 the Nasdaq Stock Market confirmed that the Company has returned to compliance with Nasdaq Marketplace Rule 4350(d)(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC. (Registrant)

Date: July 24, 2008	By:	/s/ Dario Sacomani
	Name:	Dario Sacomani
	Title:	Executive Vice President and Chief Financial Officer

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